EXHIBIT 3.157

BY-LAWS

OF

RAVEN RESOURCES, INC.

ARTICLE I - OFFICES

The principal office of the Corporation shall be at the Corporation’s main place of business activity in Gainesville, Florida. The registered office in Florida, required by the Florida Stock Corporation Act, may be, but need not be, identical with the principal office. Other offices within or without the State of Florida may be established by the Board of Directors from time to time.

ARTICLE II - STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of the stockholders shall be held at 9:00 A.M. on the 31st day of December of each year. If the day fixed be a legal holiday in Florida, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

Section 2. Special Meeting. Special meetings of the stockholders may be called by the President, Board of Directors, or at the call of stockholders holding not less than one-tenth (1/10th) of all shares entitled to vote at the meeting.

Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Florida as the place of meeting for any annual or special meeting of the stockholders. If no designation is made, the place of meeting shall be the registered office of the Corporation in Florida.

Section 4. Notice of Meeting. Written notice of all stockholders’ meetings stating the place, day and hour of the meeting; and in the case of a special meeting, the purpose or purposes for which it is called, shall be given, either personally or by mail, to each stockholder of record entitled to vote at each such meeting by the Secretary, or in the case of a special meeting by the Secretary at the direction, or by and at the direction, of the person or persons entitled to call the meeting, not less than ten nor more than fifty days before the date of the meeting, except as a different time is specified by law, in which case such express provision shall govern and control.

Notice of any meeting to act on an amendment of the articles of incorporation or any plan of merger or consolidation shall be given not less than twenty-five (25) days nor more than fifty (50) days before the date of the meeting, except as a different time is specified by law, in which case such express provision shall govern and control. Such notice shall be accompanied by a copy of the proposed articles of amendment or plan of merger or consolidation. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 5. Registered Stockholders; Closing of Transfer Books; Fixing Record Date. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the party of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Florida. To determine stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or to determine the stockholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, fifty days. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date to be not more than fifty (50) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the record date for such determination of stockholders shall be the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided for in this section, such determination shall apply to any adjournment thereof.

Section 6. Voting List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address and number of shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence of the stockholders who are entitled to examine such list or transfer books or to vote at any meeting of stockholders.

If the requirements of this section have not been substantially complied with, on demand of any stockholder in person or by proxy, the meeting shall be adjourned until the requirements are complied with.

Section 7. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum of a meeting of stockholders. If less than a majority thereof is represented at the meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of the majority represented and entitled to vote on the subject shall be the act of the stockholders, unless the vote of a greater number is required by law, in which case such express provision shall govern or control, and except in the elections of directors, those receiving the greatest number of votes shall be deemed elected even though not receiving a majority.

Section 8. Proxies. At all meetings of the stockholders, a stockholder entitled to vote may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from its date, unless otherwise provided in the proxy. No authorization of an attorney-in-fact to execute a proxy shall be valid after ten (10) years from its date, but such proxies may be accepted as valid in the absence of notice to the contrary.

Section 9. Voting of Shares. Each outstanding share of common stock, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation and except as the Articles of Incorporation may confer on the holders of shares of any particular class or series the right to more than one vote per share, either generally or on particular matters.

Section 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. A proxy apparently executed in the name of another corporation shall be presumed to be valid until challenged and the burden of proving invalidity shall rest on the challenger.

Shares standing in the name of a partnership may be voted by any partner. A proxy executed in the partnership name shall be presumed to be valid until challenged and the burden of proving invalidity shall rest on the challenger.

Shares held by two or more persons as joint tenants or tenants in common or tenants by the entirety may be voted in person or by proxy by any of such persons. If more than one of such tenants shall vote such shares, the vote shall be divided among them in proportion to the number of such tenants voting in person or by proxy.

Shares held by an administrator, executor, guardian, committee or curator may be voted by him either in person or by proxy as provided in this section without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy as provided in this section, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver or a trustee in proceedings under the National Bankruptcy Act may be voted by him. Shares held by or under the control of a receiver or a trustee in proceedings under the National Bankruptcy Act may be voted by him without the transfer thereof into his name if authority so to do be contained in an order of the court by which he was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares belonging to the Corporation of its own stock shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Section 11. Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III - BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

Section 2. Number, Tenure and Qualifications. The number of Directors shall consist of not less than three (3) nor more than five (5) persons except in the event that all the shares of the Corporation be owned of record by either one (1) or two (2) stockholders, in which case the Directors may be less than three (3), but not less than the number of stockholders. The Board of Directors shall be elected for term or terms of one (1) year unless re-elected sooner at any annual meeting of the stockholders, or at any adjournment thereof, or if any election shall not be held at any such annual meeting, at a special meeting of the stockholders called by the Board of Directors to be held as soon thereafter as convenient. A Director shall hold office for one (1) year and longer until his successor shall have been elected and qualified. Directors need be neither residents of the State of Florida nor stockholders of the Corporation.

Section 3. Election of Directors. The Directors of the Corporation shall be elected by the affirmative vote of the majority represented and entitled to vote if a quorum is present.

Section 4. Executive Committee. See Article VII, Section 1.

Section 5. Vacancies in Board of Directors. Any vacancy in the Board of Directors may be filled by the affirmative vote of the remaining Directors though they be less than a quorum.

Section 6. Removal of Directors. At a meeting of the stockholders called expressly for that purpose, any Director may be removed from office with or without cause, by a vote of the stockholders holding a majority of the shares entitled to vote for the election of Directors.

Section 7. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses and a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 8. Regular Meetings. A regular meeting of the Board of Directors shall be held, without other notice than this By-Law, at the same place as and immediately after the adjournment of the annual or other meeting of the stockholders electing the Board of Directors. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Florida, for the holding of additional regular meetings without other notice than such resolution.

Section 9. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, Chairman of the Board, or any two (2) Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Florida, as the place for holding any special meeting of the Board of Directors called by them.

Section 10. Notice. Notice of any special meeting shall be given at least five (5) days previously thereto by written notice delivered personally, mailed or telegraphed to each Director at his business address by the Secretary at the direction, or by and at the direction, of the persons or person entitled to call the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Neither the business to be transacted at or the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 11. Quorum. A majority of the number of Directors shall constitute a quorum for the transaction of business.

Section 12. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 13. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or unless he shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

ARTICLE IV - INDEMNIFICATION

Section 1. The Corporation shall indemnify any person who is, was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interest of the Corporation; or with respect to any criminal action or proceeding, that person had reasonable cause to believe that his conduct was unlawful.

Section 2. The Corporation shall indemnify against expenses (including attorneys’ fees) any person who is, was or is threatened to be made a party to any threatened, pending or completed action or suit, by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or that he is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or actually and reasonably incurred by him in connection with the defense or settlement of such action or suit and if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 3. To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 4. Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding; or (2) by independent legal counsel in a written opinion, if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs; or (3) by the shareholders.

Section 5. Expenses (including attorneys’ fees for counsel elected by the Director) incurred in defending an action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, shall be paid promptly by the Corporation when submitted by the Director in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section (4) upon receipt of a legally valid promise or pledge by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

Section 6. The Corporation shall further indemnify, including in criminal proceedings, any person referred to in this Article, except against his gross negligence or willful misconduct. Each such indemnity may continue as to a person who has ceased to have the capacity referred to above and may inure to the benefit of the heirs, executors and administrators of such a person.

Section 7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation; or who is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or of the General Corporation Law of Florida.

ARTICLE V - WAIVER OF NOTICE

Notwithstanding any other provisions of these By-Laws, whenever any notice is required to be given to a stockholder or Director of the Corporation of any meeting for any purpose, a waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. A stockholder or Director who attends the meeting shall be deemed to have had timely and proper notice of the meeting, unless he attends for the express purpose of objecting to the transaction of any business because the meeting is not properly called or convened.

ARTICLE VI - OFFICERS

Section 1. Election. The Board of Directors may elect from its own number a Chairman of the Board, and shall elect from its own number, a President, a Secretary and a Treasurer. The Board of Directors may elect, as in the opinion of the Board the business of the Company may require, such Vice Presidents (who may or may not be directors); and a Comptroller and a General Counsel. The Board of Directors shall elect or appoint from time to time such other or additional officers as in its opinion are desirable for the conduct of the business of the Company. Any two or more of the foregoing may be held by the same persons, except the office of President and Secretary.

Section 2. Removal. In its discretion the Board of Directors, by the vote of a majority of the whole Board, may leave unfilled for any such period as it may fix by resolution any offices except those of President, Treasurer, and Secretary. Any officer or agent shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors. Any officer, agent, or employee, other than any officer appointed by the Board of Directors, shall hold his office at the discretion of the officer appointing him.

Section 3. Duties of Chairman. The Chairman of the Board of Directors if elected, or if none is elected, the President, shall preside at all meetings of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the By-laws.

Section 4. Duties of President. The President shall be the chief executive and administrative officer of the Company. He shall preside at all meetings of the stockholders and at meetings of the Board of Directors in the absence of the Chairman of the Board. He shall exercise such duties as customarily pertain to the office of President and shall generally and actively supervise the property, business, and affairs of the Company and its several officers. He may appoint officers, agents, or employees other than those appointed by the Board of Directors. He may sign, execute, and deliver in the name of the Company powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the By-laws.

Section 5. Duties of Executive Vice President. The Executive Vice President shall possess the power and may perform the duties of the President in his absence or disability, and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

Section 6. Duties of Vice Presidents. The Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the President. In the absence or disability of the President and the Executive Vice President, the Vice President designated by the Board or the President shall perform the duties and exercise the powers of the President. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

Section 7. Exercise of Rights as Stockholders. Unless otherwise ordered by the Board of Directors, the President or a Vice President thereunto duly authorized by the President shall have full power and authority on behalf of the Company to attend and to vote at any meeting of stockholders of any Corporation in which this Company may hold stock, and may exercise on behalf of this Company any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this Company in connection with the exercise by this Company of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

Section 8. Duties of Comptroller. The Comptroller shall be responsible to the Board of Directors, President and Treasurer for all financial control and internal audits of the Company and its subsidiaries. He shall perform such other duties as may be assigned to him by the Board of Directors, the President or the Treasurer.

Section 9. Duties of Treasurer. The Treasurer shall have general custody of all the funds and securities of the Company and shall have general supervision of the collection and disbursement of funds of the Company. He shall endorse on behalf of the Company for collection checks, notes, and other obligations, and shall deposit the same to the credit of the Company in such bank or banks or depositories as the Board of Directors may designate. He may sign, with the President, or such other person or persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promissory notes of the Company. He shall enter or cause to be entered regularly in the books of the Company full and accurate account of all moneys received and paid by him on account of the Company; shall at all reasonable times exhibit his books and accounts to any Director of the Company upon application at the office of the Company during business hours; and, whenever required by the Board of Directors or the President, shall render a statement of his accounts. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the By-laws. He shall give bond for the faithful performance of his duties in such sum and with such surety as shall be approved by the Board of Directors.

Section 10. Bank Accounts. In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board of Directors, the Treasurer or the Comptroller of the Company (with the approval of the President or the Executive Vice President) may authorize such bank accounts to be opened or maintained in the name and on behalf of the Company as he may deem necessary or appropriate. Payments from such bank accounts are to be made upon and according to the check of the Company which may be signed jointly or singularly by either the manual or facsimile signature or signatures of such officer or bonded employees of the Company as shall be specified in the written instructions of the Treasurer or the Comptroller of the Company with the approval of the President or the Executive Vice President of the Company.

Section 11. Duties of Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors, and of all committees to the extent ordered by the Board of Directors or the President. He shall cause notice to be given of meetings of stockholders, of the Board of Directors, and of any committee appointed by the Board. He shall have custody of the corporate seal and shall have general charge of the records, documents, and papers of the Company not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times be open to the examination of any director. He may sign or execute contracts with the President or a Vice President thereunto authorized in the name of the Company and affix the seal of the Company thereto. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the By-laws. He shall be sworn to the faithful discharge of his duties.

Section 12. Duties of General Counsel. The General Counsel shall advise and represent the Company generally in all legal matters and proceedings and shall act as counsel to the Board of Directors and the Executive Committee. The General Counsel may sign and execute pleadings, powers of attorney pertaining to legal matters, and any other contracts and documents in the regular course of his duties.

Section 13. Vacancies. In case any office shall become vacant, the Board of Directors shall have power to fill such vacancies. In case of the absence or disability of any officer, the Board of Directors may delegate the powers or duties of any officer to another officer or a director for the time being.

Section 14. Salaries. The salaries of the officers and agents shall be fixed from time to time by the Board of Directors and no officer or agent shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation. The Board of Directors may delegate certain authority to fix salaries and wages.

ARTICLE VII - COMMITTEES

Section 1. Executive Committee; Other Committees. The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by the By-Laws, (or in the absence of a By-Law fixing the number of Directors, then of the number stated in the Articles of Incorporation), may designate two or more Directors to constitute an Executive Committee, which, to the extent provided in such resolution or in the Articles of Incorporation or the By-Laws of the Corporation shall have and may exercise all of the authority of the Board of Directors except to approve an amendment of the Articles of Incorporation, a plan of merger or consolidation, a plan of exchange under which the corporation would be acquired, the sale, lease or exchange, or the mortgage or pledge for a consideration other than money, of all, or substantially all, the property and assets of the corporation otherwise than in the usual and regular course of its business, the voluntary dissolution of the corporation, or revocation of voluntary dissolution proceedings. However, the Board of Directors reserves to itself alone the power to declare dividends, issue stock, recommend to stockholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and discharge any committee either with or without cause at any time. The Board may also designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members.

Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings.

Section 2. Other Committees. The Board of Directors may also designate from among its own members such other committees as the Board may designate, by a resolution adopted by a majority of the Board of Directors present at a meeting at which a quorum is present, which shall in each case consist of not less than two directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board. The President shall be a member ex officio of each committee appointed by the Board of Directors. Any such committee shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation to the extent provided in the Articles of Incorporation, By-Laws or resolution of the Board of Directors, except as limited by Section 1 of this Article.

Section 3. Rules of Procedure. A majority of the members of any committee may fix its rules of procedure. All action by any committee shall be reported to the Board of Directors at a meeting succeeding such action and shall be subject to revision, alteration, and approval by the Board of Directors; provided that no rights or acts of third parties shall be affected by any such revision or alteration.

ARTICLE VIII - OPERATING DIVISIONS OF THE COMPANY

Section 1. Advisory Board. The Board of Directors of the Company may appoint individuals who may but need not be Directors, officers, or employees of the Company,

to serve as members of an Advisory Board of Directors of one or more operating divisions of the Company and may fix fees or compensation of such appointees for attendance at meetings of any such Advisory Boards. The members of any such Advisory Board may adopt and amend rules and regulations for the conduct of their meetings and they shall keep minutes which shall be submitted to the Board of Directors of the Company. The term of office of any member of the Advisory Board of Directors shall be at the pleasure of the Board of Directors of the Company and shall expire the day of the annual meeting of the stockholders of the Company. The function of any such Advisory Board of Directors shall be to advise with respect to the affairs of the operating divisions of the Company to which it is appointed.

Section 2. Titles. From time to time, the Board of Directors of the Company may confer on the employees of the Company assigned to any operating division of the Company, the title of President, Vice President, and any other titles for employees assigned to operating divisions of the Company. These titles shall not be permitted to conflict in any way with any executive or administrative authority established from time to time by the Company. Any employee so designated shall have authority, responsibilities, and duties with respect to his operating division corresponding to those normally vested in the comparable officer of the Company by these By-Laws, subject to such limitations as may be imposed by the Board of Directors of the Company.

ARTICLE IX - CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confirmed to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE X - CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares. Certificates representing shares of stock of the Corporation shall be signed by the President or Vice-President and by the Secretary, or, when employed and the power delegated, by an Assistant Secretary. All such certificates shall be consecutively numbered or otherwise identified.

Section 2. Transfer of Shares. (a) Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by (i) the holder of record thereof or (ii) his legal representative, who shall furnish proper evidence of authority to transfer or (iii) by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation; and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

(b) In case of loss or destruction of any certificate of stock, another certificate may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the Corporation in such form as the Board of Directors shall provide.

(c) The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issuance, transfer, conversion and regulation of certificates for shares of the capital stock of the Corporation not inconsistent with the laws of Florida, the Certificate of Incorporation of the Corporation and these By-Laws.

Section 3. Exercise of Rights as Stockholders. Unless otherwise ordered by the Board of Directors, the President or a Vice President thereunto duly authorized by the President shall have full power and authority on behalf of the Company to attend and to vote at any meeting of stockholders of any corporation in which this Company may hold stock, and to exercise on behalf of this Company any and all of the rights and powers incident to the ownership of such stock at any such meeting, to execute and to deliver proxies, and to consent on behalf of this Company in connection with the exercise by this Company of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

Section 4. Salaries. The salaries of the officers and agents shall be fixed from time to time by the Board of Directors and no officer or agent shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation. The Board of Directors may delegate certain authority to fix salaries and wages.

ARTICLE XI - FISCAL YEAR

The fiscal year of the corporation will begin on January 1st of each calendar year and end on December 31st of the same calendar year.

ARTICLE XII - DIVIDENDS

The Board of Directors at any regular or special meeting may declare dividends payable out of the surplus of the Corporation, whenever in the exercise of its discretion it may deem such declaration advisable. Such dividends may be paid in cash, property, or shares of the Corporation.

ARTICLE XIII - CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation.

ARTICLE XIV - AMENDMENTS

These By-Laws shall be adopted by the Board of Directors. The power to alter, amend or repeal the by-laws or adopt new by-laws shall be vested in the Board of Directors unless reserved to the stockholders by the Articles of Incorporation or the Florida Stock Corporation Law. But By-Laws made by the Board of Directors may be repealed or changed, and new By-Laws made, by the stockholders and the stockholders may prescribe that any By-Law made by them shall not be altered, amended or repealed by the Directors.

A true copy of the By-Laws adopted by the Board of Directors at the organizational meeting held on the 13th day of August, 1990.

/s/ G. Stanley
Secretary